UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2015

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)

(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Echelon Corporation (the “Company”) approved grants, effective as of June 12, 2015 under the Company’s 1997 Stock Plan, of Nonstatutory Stock Options (NSOs) and Restricted Stock Units (RSUs) to certain named executive officers and the Company’s principal financial officer. The grants were part of the Company’s annual grant of equity compensation to certain employees of the Company. The grants included issuances to the following named executive officers: (i) Ronald A. Sege, President and Chief Executive Officer: 240,000 shares as NSOs and 60,000 shares as RSUs; and (ii) Alicia Jayne Moore, Senior Vice President and General Counsel: 80,000 shares as NSOs and 20,000 shares as RSUs. The grants also included issuances to the Company’s principal financial officer: C. Michael Marszewski, Chief Financial Officer: 80,000 shares as NSOs and 20,000 shares as RSUs. The shares subject to the NSO grants have a per share exercise price of $0.911 and shall vest over a two year period as follows: fifty percent (50%) on the one-year anniversary of the grant date and the remaining fifty percent (50%) monthly thereafter over the following year, all subject to the officer’s continued employment with the Company through each such date. The RSU grants shall vest over a two year period as follows: fifty percent (50%) on each one-year anniversary of the grant date, all subject to the officer’s continued employment with the Company through each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Alicia Jayne Moore
Alicia Jayne Moore Senior Vice President and General Counsel

Date: June 17, 2015